EXHIBIT 99.1

VNUE, INC. RECEIVES $8 MILLION EQUITY FUNDING COMMITMENT

New York, NY, June 24, 2021 -- VNUE, Inc. (OTC: VNUE) (“VNUE” or “the Company’’), a leading music technology company developing and implementing solutions for music licensing and for monetizing live events and concerts, announced that it has entered into a securities purchase agreement for the sale of up to $8 million of its common stock, intended to advance the mission and vision of the Company and its groundbreaking products.

The investment is backed by GHS Investments, LLC, a leading private investment and management group based in New York that has been providing financing solutions for high-potential small cap enterprises for over six years. The funding is expressly contingent upon the effectiveness of the registration statement

The Company will have the right in its sole discretion, to sell up to $8 million of common stock to GHS Investments, which has no right to require the Company to sell any shares, following the effectiveness of a registration statement filed yesterday with the Securities and Exchange Commission registering the common stock issuable pursuant to the securities purchase agreement and other customary closing conditions.

“We’re excited to invest in VNUE’s success. We’re especially thrilled to invest in their platform technologies which completely disrupts the paradigms of the music industry in multiple ways. We anticipate continued progress by the Company, and are glad to be a part of their overall growth,” said Matthew Schissler, Founder and Member of GHS Investments, LLC

This investment will help accelerate the Company’s development and execution of its Soundstr MRT (music recognition technology) platform as well to put some much-needed infrastructure around the company to set it up for growth.

“Over the last five years, VNUE has achieved nothing short of miracles on what I would call ‘dribs and drabs’ of small funding tranches,” said Zach Bair, CEO of VNUE. “So imagine what we can do with *real* funding. I’ve been saying for some time that we would be receiving funding in the high seven figures… and that time has now arrived. We are super excited that, upon effectiveness of our registration statement and subject to certain terms of the securities purchase agreement with GHS Investments, we will finally be able to ‘swing the bat’ and accelerate our development and rollout strategy of Soundstr, as well as to pursue some key strategic acquisition opportunities. Working with GHS Investments provides us with a respected and long-term financing resource in the over-the-counter (OTC) market, with an established track record of financing successful companies.”

The Company expects that the capital will fuel the Company’s revenue, product availability and marketing presence over the next 18 months and more. For more information, interested parties may refer to the S1 registration statement by visiting https://bit.ly/VNUES1 .

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About VNUE, Inc. (www.vnue.com)
VNUE, Inc., (OTC: VNUE) is a cutting-edge music technology company dedicated to further monetizing the live music experience for artists, writers, labels, publishers, fans, venues, and all stakeholders by creating new and exciting live music experiences, and by working to ensure the correct rights holders are being fairly compensated. The company is the exclusive licensee of DiscLive Network (www.disclive.net), the pioneer in “instant live” recording, and the owner and operator of Set.fm (www.set.fm), our innovative “instant” music delivery app platform. VNUE is also rolling out disruptive technology called Soundstr (www.soundstr.com), a cloud-based platform utilizing AI and other means which identifies music played in bars, restaurants, radio stations, and other businesses, and will ensure these businesses pay only their fair share for music licensing, while at the same time, ensuring songwriters and artists are paid for their work – creating a fully transparent performing rights ecosystem. The VNUE team is led by CEO and Chairman Zach Bair, a veteran music and tech entrepreneur and recording artist (www.zachbairmusic.com). VNUE is made up of a group of technologists, artists, songwriters, performing musicians, music and touring executives, and of course fans, who are passionate about the future of the music industry.

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